EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2002 relating to the financial statements of Tully’s Coffee Corporation, which appears in Tully’s Coffee Corporation’s Annual Report on Form 10-K for the year ended March 31, 2002.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

November 7, 2003